EMPLOYEE AUTHORIZATION FORM
                                BANTA CORPORATION
                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

 I wish to participate in the Dividend
 Reinvestment and Stock Purchase Plan as
 follows:                                       * Under penalties of perjury,
  (minimum $25 per month; maximum $7,500 per    I certify (1) that the number
 calendar quarter)                              shown on the reverse of this
                                                Form is my correct Taxpayer
 /_/ 1. Cash Payment.  Please buy shares with   Identification Number and (2)
        the enclosed check or money order for   that I am not subject to backup
        $_______ payable to Firstar Trust       withholding because:  (a) I am
        Company.                                exempt from backup withholding,
                                                or (b) I have not been notified
 /_/ 2. Automatic Investment Option.  I want    by the Internal Revenue Service
        cash deducted from my checking          (the "IRS") that I am subject to
        account on the 25th day of each month   backup withholding as a result
        to buy shares.  If you choose the       of a failure to report all
        Automatic Investment Option, you must   interest or dividends, or (c)
        complete and sign the Authorization     the IRS has notified me that I
        below in addition to completing and     am no longer subject to backup
        signing the other portions of this      withholding.
        Form.


   To the extent I have so designated, I hereby elect to participate in the Plan and authorize Firstar Trust Company, as my agent, to apply optional cash investments received by it on my behalf to the purchase of shares of Banta Corporation Common Stock.
   I understand that all dividends received on shares credited to my Plan account will be automatically reinvested in Banta
   Corporation Common Stock.

   ______________________________*
   Signature

   Date ________________________
   (Please sign above exactly as name appears on reverse side.)


                       (Please complete the reverse side)
   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

           AUTHORIZATION FOR AUTOMATIC DEDUCTION FROM CHECKING ACCOUNT


   AMOUNT TO BE DEDUCTED EACH MONTH FROM MY CHECKING ACCOUNT (MINIMUM $25.00 PER MONTH; MAXIMUM $2,500 PER MONTH UP TO $7,500 PER CALENDAR QUARTER)
    $_______________

   NAME OF FINANCIAL INSTITUTION __________________________________________

   ADDRESS OF FINANCIAL INSTITUTION _________________________________________
                                    Street    City    State          Zip Code
   CHECKING ACCOUNT NUMBER ________________________________________________

   ABA TRANSIT ROUTING NUMBER (Usually printed in the lower left corner of your check) ____ ____ ____ ____ ____ ____ ____ ____ ____

   I hereby authorize Firstar Trust Company to withdraw from my checking account on the 25th of each month the amount specified above. The funds will be used to purchase
   Banta Corporation Common Stock in
   accordance with the Banta Corporation
   Dividend Reinvestment and Stock Purchase
   Plan.
   Please sign below exactly as name appears on your checking account.

   __________________________________________
   Signature

   ___________________________________________
   Please print you name

   Date ________________________________

       IMPORTANT: YOU MUST ATTACH A VOIDED CHECK TO THIS FORM IF YOU ARE
                  ELECTING THE AUTOMATIC INVESTMENT OPTION

                           EMPLOYEE AUTHORIZATION FORM
                                BANTA CORPORATION
                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

   Please print or type the information below exactly as you wish to register your account.

   _________________________________________________________________________
   Name

   _________________________________________________________________________
   Street Address

   _________________________________________________________________________
   City                               State                         Zip Code

   _____ - ___ - _____
   Social Security Number

                  BE SURE TO COMPLETE BOTH SIDES OF THIS FORM.
     MAIL TO FIRSTAR TRUST COMPANY, P.O. BOX 2077, MILWAUKEE, WI  53201-2077